EXHIBIT 10.2
KRAFT FOODS INC. 2005 PERFORMANCE INCENTIVE PLAN
(Amended April 24, 2007)
Section 1. Purpose; Definitions.
The purpose of the Plan is to support the Company’s ongoing efforts to develop and retain world-class leaders and to provide the Company with the ability to provide incentives more directly linked to the profitability of the Company’s businesses and increases in shareholder value.
For purposes of the Plan, the following terms are defined as set forth below:
(a)	“Annual Incentive Award” means an Incentive Award made pursuant to Section 5(a) with a Performance Cycle of one year or less.

(b)	“Awards” mean grants under the Plan or, to the extent relevant, under any Prior Plan, of Incentive Awards, Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, or Other Stock-Based Awards.

(c)	“Board” means the Board of Directors of the Company.

(d)	“Cause” means termination because of:
(i) Continued failure to substantially perform the Participant’s job’s duties (other than resulting from incapacity due to disability);
(ii) Gross negligence, dishonesty, or violation of any reasonable rule or regulation of the Company where the violation results in significant damage to the Company; or
(iii) Engaging in other conduct which adversely reflects on the Company in any material respect.
(e)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(f)	“Commission” means the Securities and Exchange Commission or any successor agency.

(g)	“Committee” means the Compensation Committee of the Board or a subcommittee thereof, any successor thereto or such other committee or subcommittee as may be designated by the Board to administer the Plan.

(h)	“Common Stock” or “Stock” means the Class A Common Stock of the Company.

(i)	“Company” means Kraft Foods Inc., a corporation organized under the laws of the Commonwealth of Virginia, or any successor thereto.

(j)	“Deferred Stock Unit” means an Award described in Section 5(a)(v).

(k)	“Economic Value Added” means net after-tax operating profit less the cost of capital.

(l)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(m)	“Fair Market Value” means, as of any given date, the mean between the highest and lowest reported sales prices of the Common Stock on the New York Stock Exchange-Composite Transactions or, if no such sale of Common Stock is reported on such date, the fair market value of the Stock as determined by the Committee in good faith; provided, however, that the Committee may in its discretion designate the actual sales price as Fair Market Value in the case of dispositions of Common Stock under the Plan.

(n)	“Good Reason” means:
(i)	the assignment to the Participant of any duties substantially inconsistent with the Participant’s position, authority, duties or responsibilities in effect immediately prior to the Change in Control, or any other action by the Company that results in a marked diminution in the Participant’s position, authority, duties or responsibilities, excluding for this purpose:
a.	changes in the Participant’s position, authority, duties or responsibilities which are consistent with the Participant’s education, experience, etc.;

b.	an isolated, insubstantial and inadvertent action not taken in bad faith and that is remedied by the Company promptly after receipt of notice thereof given by the Participant;
(ii)	any reduction in the Participant’s base salary, annual incentive or long-term incentive opportunity as in effect immediately prior to the Change in Control, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and that is remedied by the Company promptly after receipt of notice thereof given by the Participant;

(iii)	the Company’s, its subsidiaries’ or affiliates’ requiring the Participant to be based at any office or location other than any other location which does not extend the Participant’s current home to work location commute by more than 50 miles;

(iv)	the Company’s, its subsidiaries’ or affiliates’ requiring the Participant to travel on business to a substantially greater extent than required immediately prior to the Change in Control;

(v)	any alleged termination by the Company, its subsidiaries or affiliates of the Participant’s employment otherwise than as expressly permitted by this Plan; or

(vi)	any failure by the Company to require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Plan in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place, as required by Article 5.
(o)	“Incentive Award” means any Award that is either an Annual Incentive Award or a Long-Term Incentive Award.

(p)	“Incentive Stock Option” means any Stock Option that complies with Section 422 (or any amended or successor provision) of the Code.

(q)	“Long-Term Incentive Award” means an Incentive Award made pursuant to Section 5(a)(vi) with a Performance Cycle of more than one year.

(r)	“Nonqualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(s)	“Other Stock-Based Award” means an Award made pursuant to Section 5(a)(iii).

(t)	“Participant” means any eligible individual as set forth in Section 3 to whom an Award is granted.

(u)	“Performance Cycle” means the period selected by the Committee during which the performance of the Company or any subsidiary, affiliate or unit thereof or any individual is measured for the purpose of determining the extent to which an Award subject to Performance Goals has been earned.

(v)	“Performance Goals” mean the objectives for the Company or any subsidiary or affiliate or any unit thereof or any individual that may be established by the Committee for a Performance Cycle with respect to any performance-based Awards contingently awarded under the Plan. Performance Goals may be provided in absolute terms, or in relation to the Company’s peer group. The Company’s peer group will be determined by the Committee, in its sole discretion. The Performance Goals for Awards that are intended to constitute “performance-based” compensation within the meaning of Section 162(m) (or any amended or successor provision) of the Code shall be based on one or more of the following criteria: earnings per share, total stockholder return, return on equity, return on capital, net income, adjusted net income, cash flow, operating income or Economic Value Added.

(w)	“Plan” means this Kraft Foods Inc. 2005 Performance Incentive Plan, as amended from time to time.

(x)	“Prior Plan” means the Kraft Foods Inc. 2001 Performance Incentive Plan.

(y)	“Restricted Period” means the period during which an Award may not be sold, assigned, transferred, pledged or otherwise encumbered.

(z)	“Restricted Stock” means an Award of shares of Common Stock pursuant to Section 5(a)(iv).

(aa)	“Restricted Stock Unit” means an Award described in Section 5(a)(v).

(bb)	“Spread Value” means, with respect to a share of Common Stock subject to an Award, an amount equal to the excess of the Fair Market Value, on the date such value is determined, over the Award’s exercise or grant price, if any.

(cc)	“Stock Appreciation Right” or “SAR” means a right granted pursuant to Section 5(a)(ii).

(dd)	“Stock Option” means an Incentive Stock Option or a Nonqualified Stock Option granted pursuant to Section 5(a)(i).
In addition, the terms “Affiliated Group,” “Business Combination,” “Change in Control,” “Change in Control Price,” “Incumbent Board,” “Outstanding Company Stock,” “Outstanding Company Voting Securities” and “Person” have the meanings set forth in Section 6.
Section 2. Administration.
The Plan shall be administered by the Committee, which shall have the power to interpret the Plan and to adopt such rules and guidelines for carrying out the Plan as it may deem appropriate. The Committee shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with the laws, regulations, compensation practices and tax and accounting principles of the countries in which the Company, a subsidiary or an affiliate may operate to assure the viability of the benefits of Awards made to individuals employed in such countries and to meet the objectives of the Plan.
Subject to the terms of the Plan, the Committee shall have the authority to determine those employees eligible to receive Awards and the amount, type and terms of each Award and to establish and administer any Performance Goals applicable to such Awards. The Committee may delegate its authority and power under the Plan to one or more officers of the Company, subject to guidelines prescribed by the Committee, but only with respect to Participants who are not subject to either Section 16 (or any amended or successor provision) of the Exchange Act or Section 162(m) (or any amended or successor provision) of the Code.
Any determination made by the Committee or by one or more officers pursuant to delegated authority in accordance with the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate, and all decisions made by the Committee or any appropriately designated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan Participants.

Section 3. Eligibility.
Salaried employees of the Company, its subsidiaries and affiliates who are responsible for or contribute to the management, growth and profitability of the business of the Company, its subsidiaries or its affiliates, are eligible to be granted Awards under the Plan; provided that employees of Altria Group, Inc. and its subsidiaries other than the Company and the Company’s subsidiaries are not eligible to be granted Awards under the Plan (except that employees and former employees of Altria Group, Inc. and its subsidiaries shall be eligible to be granted Awards under the Plan in connection with any event as a result of which the Company ceases to be a subsidiary of Altria Group, Inc.).
Section 4. Common Stock Subject to the Plan.
(a)	Common Stock Available. The total number of shares of Common Stock reserved and available for distribution pursuant to the Plan shall be 150,000,000 shares. An amount not to exceed 45,000,000 shares of Common Stock may be issued pursuant to Restricted Stock Awards, Other Stock-Based Awards, and Incentive Awards, except that Other Stock-Based Awards with values based on Spread Values shall not be included in this limitation. Except as otherwise provided herein, any Award made under the Prior Plan before the expiration of such Prior Plan shall continue to be subject to the terms and conditions of such Prior Plan and the applicable Award agreement. Any adjustments, substitutions, or other actions that may be made or taken in accordance with Section 4(b) below in connection with the corporate transactions or events described therein shall, to the extent applied to outstanding Awards made under the Prior Plan, be deemed made from shares reserved for issuance under such Prior Plan, rather than this Plan, pursuant to the authority of the Board under the Prior Plan to make adjustments and substitutions in such circumstances to the aggregate number and kind of shares reserved for issuance under the Prior Plan and to Awards granted under the Prior Plan. To the extent any Award under this Plan is exercised or cashed out or terminates or expires or is forfeited without a payment being made to the Participant in the form of Common Stock, the shares subject to such Award that were not so paid, if any, shall again be available for distribution in connection with Awards under the Plan; provided, however, that any shares which are available again for Awards under the Plan also shall count against the limit described in Section 5(b)(i). If an SAR or similar Award based on Spread Value with respect to shares of Common Stock is exercised, only the number of shares of Common Stock issued, if any, will be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. Any shares of Common Stock that are used by a Participant as full or partial payment of withholding or other taxes or as payment for the exercise or conversion price of an Award under the Plan shall be available for distribution in connection with Awards under the Plan. If an SAR or similar Award based on Spread Value with respect to shares of Common Stock is exercised, the full number of shares of Common Stock with respect to which the Award is measured will nonetheless be deemed distributed for purposes of determining the maximum number of shares remaining available for delivery under the Plan. Similarly, any shares of Common Stock that are used by a Participant as full or partial payment of withholding or other taxes or as payment for the exercise or conversion price of an Award under the Plan will be deemed distributed for purposes of determining the maximum number of shares remaining available for delivery under the Plan.

(b)	Adjustments for Certain Corporate Transactions
(i)	In the event of any merger, share exchange, reorganization, consolidation, recapitalization, reclassification, distribution, stock dividend, stock split, reverse stock split, split-up, spin-off, issuance of rights or warrants or other similar transaction or event affecting the Common Stock or any event as a result of which the Company ceases to be a subsidiary of Altria Group, Inc., in any case after adoption of the Plan by the Board, the Committee is authorized to make such adjustments or substitutions with respect to the Plan and the Prior Plan and to Awards granted thereunder as it deems appropriate to reflect the occurrence of such event, including, but not limited to, adjustments (A) to the aggregate number and kind of securities reserved for issuance under the Plan, (B) to the Award limits set forth in Section 5, (C) to the Performance Goals or Performance Cycles of any outstanding Performance-Based Awards, and (D) to the number and kind of securities subject to outstanding Awards and, if applicable, the grant or exercise price or Spread Value of outstanding Awards. In addition, the Committee may make an Award in substitution for incentive awards, stock awards, stock options or similar awards held by an individual who is, previously was, or becomes an employee of the Company, a subsidiary or an affiliate in connection with a transaction described in this Section 4(b)(i). Notwithstanding any provision of the Plan (other than the limitation set forth in Section 4(a)), the terms of such substituted Awards shall be as the Committee, in its discretion, determines is appropriate.

(ii)	In connection with any of the events described in 4(b)(i), the Committee shall also have authority with respect to the Plan and the Prior Plan and to Awards granted thereunder (A) to grant Awards (including Stock Options, Stock Appreciation Rights, and Other Stock-Based Awards) with a grant price that is less than Fair Market Value on the date of grant in order to preserve existing gain under any similar type of award previously granted by the Company or another entity to the extent that the existing gain would otherwise be diminished without payment of adequate compensation to the holder of the award for such diminution, and (B) except as may otherwise be required under an applicable Award agreement, to cancel or adjust the terms of an outstanding Award as appropriate to reflect the substitution for the outstanding Award of an award of equivalent value granted by another entity. In connection with a spin-off or similar corporate transaction, the adjustments described in this Section 4(b) may include, but are not limited to, (C) the imposition of restrictions on any distribution with respect to Restricted Stock or similar Awards and (D) the substitution of comparable Stock Options to purchase the stock of another entity or Stock Appreciation Rights, Restricted Stock

Units, Deferred Stock Units or Other Stock-Based Awards denominated in the securities of another entity, which may be settled in the form of cash, Common Stock, stock of such other entity, or other securities or property, as determined by the Committee; and, in the event of such a substitution, references in this Plan and the Prior Plan and in the applicable Award agreements thereunder to “Common Stock” or “Stock” shall be deemed (except for purposes of Section 6(b) hereunder and for any similar provisions of the Prior Plan or applicable Award agreements) to also refer to the securities of the other entity where appropriate.

(iii)	In connection with any of the events described in Section 4(b)(i), with respect to the Plan and the Prior Plan and to Awards granted hereunder, the Committee is also authorized to provide for the payment of any outstanding Awards in cash, including, but not limited to, payment of cash in lieu of any fractional Awards.

(iv)	In the event of any conflict between this Section 4(b) and other provisions of the Plan or the Prior Plan, the provisions of this section shall control. Receipt of an Award under the Plan shall constitute an acknowledgement by the Participant receiving such Award of the Committee’s ability to adjust Awards under the Prior Plans in a manner consistent with this Section 4(b).
Section 5. Awards.
(a)	General. The types of Awards that may be granted under the Plan are set forth below. Awards may be granted singly, in combination or in tandem with other Awards.
(i)	Stock Options. A Stock Option represents the right to purchase a share of Stock at a predetermined grant price. Stock Options granted under the Plan may be in the form of Incentive Stock Options or Nonqualified Stock Options, as specified in the Award agreement but no Stock Option designated as an Incentive Stock Option shall be invalid in the event that it fails to qualify as an Incentive Stock Option. The term of each Stock Option shall be set forth in the Award agreement, but no Stock Option shall be exercisable more than ten years after the grant date. The grant price per share of Common Stock purchasable under a Stock Option shall not be less than 100% of the Fair Market Value on the date of grant. Subject to the applicable Award agreement, Stock Options may be exercised, in whole or in part, by giving written notice of exercise specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as the Company may accept (including a copy of instructions to a broker or bank acceptable to the Company to deliver promptly to the Company an amount sufficient to pay the purchase price). Unless otherwise determined by the Committee, payment in full or in part may also be made in the form of Common Stock already owned by the Participant valued at Fair Market Value on the day preceding the date of exercise; provided, however, that such Common Stock shall not have been acquired by the Participant within the six months following the exercise of a Stock Option or Stock Appreciation Right, within six months after the lapse of restrictions on Restricted Stock, or within six months after the receipt of Common Stock from the Company, whether in settlement of any Award or otherwise.

(ii)	Stock Appreciation Rights. An SAR represents the right to receive a payment, in cash, shares of Common Stock, or both (as determined by the Committee), with a value equal to the Spread Value on the date the SAR is exercised. The grant price of an SAR shall be set forth in the applicable Award agreement and shall not be less than 100% of the Fair Market Value on the date of grant. Subject to the terms of the applicable Award agreement, an SAR shall be exercisable, in whole or in part, by giving written notice of exercise.

(iii)	Other Stock-Based Awards. Other Stock-Based Awards are Awards, other than Stock Options, SARs, Restricted Stock, Restricted Stock Units, or Deferred Stock Units, that are denominated in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock. The grant, purchase, exercise, exchange or conversion of Other Stock-Based Awards granted under this subsection (iii) shall be on such terms and conditions and by such methods as shall be specified by the Committee. Where the value of an Other Stock-Based Award is based on the Spread Value, the grant price for such an Award will not be less than 100% of the Fair Market Value on the date of grant.

(iv)	Restricted Stock. Shares of Restricted Stock are shares of Common Stock that are awarded to a Participant and that during the Restricted Period may be forfeitable to the Company upon such conditions as may be set forth in the applicable Award agreement. Except as provided in the applicable Award agreement, Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered during the Restricted Period. Except as provided in the applicable Award agreement, a Participant shall have with respect to such Restricted Stock all the rights of a holder of Common Stock during the Restricted Period.

(v)	Restricted Stock Units and Deferred Stock Units. Restricted Stock Units and Deferred Stock Units represent the right to receive shares of Common Stock, cash, or both (as determined by the Committee) upon satisfaction of such conditions as may be set forth in the applicable Award agreement. Except as provided in the applicable Award agreement, Restricted Stock Units and Deferred Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered during the Restricted Period. Except as provided in the applicable Award agreement, a Participant shall have with respect to such Restricted Stock Units and Deferred Stock Units none of the rights of a holder of Common Stock unless and until shares of

Common Stock are actually delivered in satisfaction of the restrictions and other conditions of such Restricted Stock Units or Deferred Stock Units.

(vi)	Incentive Awards. Incentive Awards are performance-based Awards that are expressed in U.S. currency or Common Stock or any combination thereof. Incentive Awards shall either be Annual Incentive Awards or Long-Term Incentive Awards.
(b)	Maximum Awards. Subject to the exercise of the Committee’s authority pursuant to Section 4:
(i)	The total number of shares of Common Stock subject to Stock Options and Stock Appreciation Rights awarded during any calendar year to any Participant shall not exceed 3,000,000 shares.

(ii)	The total amount of any Annual Incentive Award awarded to any Participant with respect to any Performance Cycle, taking into account the cash and the Fair Market Value of any Common Stock payable with respect to such Award, shall not exceed $10,000,000.

(iii)	The total amount of any Long-Term Incentive Award awarded to any Participant with respect to any Performance Cycle shall not exceed 400,000 shares of Common Stock multiplied by the number of years in the Performance Cycle or, in the case of Awards expressed in currency, $8,000,000 multiplied by the number of years in the Performance Cycle.

(iv)	An amount not in excess of 1,000,000 shares of Common Stock may be issued or issuable to any Participant in a Plan Year pursuant to Restricted Stock, Restricted Stock Units, Deferred Stock Units, and Other Stock-Based Awards, except that Other Stock-Based Awards with values based on Spread Values shall not be included in this limitation.
(c)	Performance-Based Awards. Any Awards granted pursuant to the Plan may be in the form of performance-based Awards through the application of Performance Goals and Performance Cycles.
Section 6. Change in Control Provisions.
(a)	Impact of Event. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control (as defined below in 6(a)(vii)):
(i)	If and to the extent that outstanding Awards, other than Incentive Awards, under the Plan (A) are assumed by the successor corporation (or affiliate thereto) or (B) are replaced with equity awards that preserve the existing value of the Awards at the time of the Change in Control and provide for subsequent payout in accordance with a vesting schedule and Performance Goals, as applicable, that are the same or more favorable to the Participants than the vesting schedule and Performance Goals applicable to the Awards, then all such Awards or such substitutes thereof shall remain outstanding and be governed by their respective terms and the provisions of the Plan subject to Section 6(a)(iv) below.

(ii)	If and to the extent that outstanding Awards, other than Incentive Awards, under the Plan are not assumed or replaced in accordance with Section 6(a)(i) above, then upon the Change in Control the following treatment (referred to as “Change-in-Control Treatment”) shall apply to such Awards: (A) outstanding Options and SARs shall immediately vest and become exercisable; (B) the restrictions and other conditions applicable to outstanding Restricted Shares, Restricted Stock Units and Stock Awards, including vesting requirements, shall immediately lapse; such Awards shall be free of all restrictions and fully vested; and, with respect to Restricted Stock Units, shall be payable immediately in accordance with their terms or, if later, as of the earliest permissible date under Code Section 409A.

(iii)	If and to the extent that outstanding Awards under the Plan are not assumed or replaced in accordance with Section 6(a)(i) above, then in connection with the application of the Change-in-Control Treatment set forth in Section 6(a)(ii) above, the Board may, in its sole discretion, provide for cancellation of such outstanding Awards at the time of the Change in Control in which case a payment of cash, property or a combination thereof shall be made to each such Participant upon the consummation of the Change in Control that is determined by the Board in its sole discretion and that is at least equal to the excess (if any) of the value of the consideration that would be received in such Change in Control by the holders of the securities of Kraft Foods Inc. relating to such Awards over the exercise or purchase price (if any) for such Awards.

(iv)	If and to the extent that (A) outstanding Awards are assumed or replaced in accordance with Section 6(a)(i) above and (B) a Participant’s employment with, or performance of services for, the Company is terminated by the Company for any reasons other than Cause or, by such Participant eligible to participate in the Kraft Foods Inc. Change in Control Plan for Key Executives, for Good Reason, in each case, within the two-year period commencing on the Change in Control, then, as of the date of such Participant’s termination, the Change-in-Control Treatment set forth in Section 6(a)(ii) above shall apply to all assumed or replaced Awards of such Participant then outstanding.

(v)	Outstanding Options or SARs that are assumed or replaced in accordance with Section 6(a)(i) may be exercised by the Participant in accordance with the applicable terms and conditions of such Award as set forth in the applicable award agreement or elsewhere; provided, however, that Options or SARs that become exercisable in accordance with Section 6(a)(iv) may be exercised until the expiration of the original full term of such Option or SAR notwithstanding the other original terms and conditions of such Award.

(vi)	Any Incentive Awards relating to Performance Cycles prior to the Performance Cycle in which the Change in Control occurs that have been earned but not paid shall become immediately payable in cash. In addition, each Participant who has been awarded an Incentive Award shall be deemed to have earned a pro rata Incentive Award equal to the product of (A) such Participant’s target award opportunity for such Performance Cycle, and (B) a fraction, the numerator of which is the number of full or partial months that have elapsed since the beginning of such Performance Cycle to the date on which the Change in Control occurs, and the denominator of which is the total number of months in such Performance Cycle.

(vii)	Definition of Change in Control. “Change in Control” means the occurrence of any of the following events:

(A) Acquisition of 20% or more of the outstanding voting securities of the Company by another entity or group; excluding, however, the following:
(1) any acquisition by the Company or any of its Affiliates;
(2) any acquisition by an employee benefit plan or related trust sponsored or maintained by the Company or any of its Affiliates; or
(3) any acquisition pursuant to a merger or consolidation described in clause (C);
(B) During any consecutive 24-month period, persons who constitute the Board at the beginning of the period cease to constitute at least 50% of the Board (unless the election of each new Board member was approved by a majority of directors who began the two-year period);
(C) The consummation of a merger or consolidation of the Company with another company, and the Company is not the surviving company; or, if after such transaction, the other entity owns, directly or indirectly, 50% or more of the outstanding voting securities of the Company; excluding, however, a transaction pursuant to which all or substantially all of the individuals or entities who are the beneficial owners of the outstanding voting securities of the Company immediately prior to such transaction will beneficially own, directly or indirectly, more than 50% of the combined voting power of the outstanding securities entitled to vote generally in the election of directors (or similar persons) of the entity resulting from such transaction (including, without limitation, an entity which as a result of such transaction owns the Company either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such transaction, of the outstanding voting securities; or
(D) The consummation of a plan of complete liquidation of the Company or the sale or disposition of all or substantially all of the Company’s assets.

(b)	Change in Control Price. Unless the Committee determines otherwise, “Change in Control Price” means the value of the consideration paid to holders of shares of Common Stock for such Common Stock in connection with a Change in Control transaction (or, if no consideration is paid in connection with a Change in Control transaction, the Fair Market Value of a share of Common Stock immediately prior to a Change in Control), except that, in the case of Incentive Stock Options, such price shall be based only on transactions reported for the date on which such Incentive Stock Options are cashed out.

(c)	Incumbent Board. “Incumbent Board” means the members of the Board as of the effective date of the Plan. Notwithstanding the preceding sentence, any individual who becomes a member of the Board after such effective date whose election, or nomination for election by the shareholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such member were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.
Section 7. Plan Amendment and Termination.
The Board may amend or terminate the Plan at any time, provided that no such amendment shall be made without shareholder approval if such approval is required under applicable law, regulation, or stock exchange rule, or if such amendment would (i) decrease the grant or exercise price of any Stock Option, SAR or Other Stock-Based Award to less than the Fair Market Value on the date of grant, or (ii) increase the total number of shares of Common Stock that may be distributed under the Plan. Except as may be necessary to comply with a change in the laws, regulations or accounting principles of a foreign country applicable to Participants subject to the laws of such foreign country, the Committee may not cancel any Stock Option and substitute therefore a new Stock Option with a lower grant price. Except as set forth in any Award agreement or as necessary to comply with applicable law or avoid adverse tax consequences to some or all Plan Participants, no amendment or termination of the Plan may materially and adversely affect any outstanding Award under the Plan without the Award recipient’s consent.
Section 8. Payments and Payment Deferrals.
Payment of Awards may be in the form of cash, Common Stock, other Awards or combinations thereof as the Committee shall determine, and with such restrictions as it may impose. The Committee, either at the time of grant or by subsequent amendment, may require or permit deferral of the payment of Awards under such rules and procedures as it may establish. It also may provide that deferred settlements include the payment or crediting of interest or other earnings on the deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in Common Stock equivalents.

Section 9. Dividends and Dividend Equivalents.
The Committee may provide that any Awards under the Plan earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to a Participant’s Plan account. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional shares of Common Stock or Common Stock equivalents.
Section 10. Transferability.
Except as provided in the applicable Award agreement or otherwise required by law, Awards shall not be transferable or assignable other than by will or the laws of descent and distribution.
Section 11. Award Agreements.
Each Award under the Plan shall be evidenced by a written agreement (which need not be signed by the recipient unless otherwise specified by the Committee) that sets forth the terms, conditions and limitations for each Award. Such terms may include, but are not limited to, the term of the Award, vesting and forfeiture provisions, and the provisions applicable in the event the Participant’s employment terminates. The Committee may amend an Award agreement, provided that, except as set forth in any Award agreement or as necessary to comply with applicable law or avoid adverse tax consequences to some or all Plan Participants, no such amendment may materially and adversely affect an Award without the Participant’s consent.
Section 12. Unfunded Status Plan.
It is presently intended that the Plan constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.
Section 13. General Provisions.
(a)	The Committee may require each person acquiring shares of Common Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer.

All certificates for shares of Common Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange upon which the Common Stock is then listed, and any applicable Federal, state or foreign securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(b)	Nothing contained in the Plan shall prevent the Company, a subsidiary or an affiliate from adopting other or additional compensation arrangements for their respective employees.

(c)	Neither the adoption of the Plan nor the granting of Awards under the Plan shall confer upon any employee any right to continued employment nor shall they interfere in any way with the right of the Company, a subsidiary or an affiliate to terminate the employment of any employee at any time.

(d)	No later than the date as of which an amount first becomes includible in the gross income of the Participant for income tax purposes with respect to any Award under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind which are required by law or applicable regulation to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations arising from an Award may be settled with Common Stock, including Common Stock that is part of, or is received upon exercise or conversion of, the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company, its subsidiaries and its affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Committee may establish such procedures as it deems appropriate, including the making of irrevocable elections, for the settling of withholding obligations with Common Stock.

(e)	The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in an Award, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the Federal or state courts of the Commonwealth of Virginia, to resolve any and all issues that may arise out of or relate to the Plan or any related Award.

(f)	All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

(g)	If any provision of the Plan is held invalid or unenforceable, the invalidity or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be enforced and construed as if such provision had not been included.

(h)	If approved by stockholders, the Plan shall be effective on May 1, 2005. Except as otherwise provided by the Board, no Awards shall be made after May 1, 2010, provided that any Awards granted prior to that date may extend beyond it.